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                                                                     EXHIBIT 21

                   SUBSIDIARIES OF QUAKER CITY BANCORP, INC.

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
                                                                 STATE OR OTHER
                                                                 JURISDICTION OF
                                                                  INCORPORATION
                             NAME                                OF ORGANIZATION
                             ----                                ---------------
Quaker City Federal Savings and Loan Association (direct
 subsidiary)...................................................      Federal
Quaker City Financial Corp. (indirect subsidiary)..............    California
Quaker City Neighborhood Development, Inc. (direct subsidiary).    California
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